Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2023 (the “Report”) of Blackstone Floating Rate Enhanced Income Fund (the “Registrant”).

I, Daniel H. Smith, Jr., the President and Chief Executive Officer of the Registrant, certify that, to my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	December 7, 2023

By:	/s/ Daniel H. Smith, Jr.
Daniel H. Smith, Jr. (Principal Executive Officer)
President and Chief Executive Officer

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2023 (the “Report”) of Blackstone Floating Rate Enhanced Income Fund (the “Registrant”).

I, Gregory Roppa, the Treasurer and Chief Financial Officer of the Registrant, certify that, to my knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:	December 7, 2023

By:	/s/ Gregory Roppa
Gregory Roppa (Principal Financial Officer)
Treasurer and Chief Financial Officer